SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest Reported event) January 5, 2001


            NEVADA                       0-23995                  87-0576421
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  (State or other jurisdiction        (Commission               (IRS Employer
        Of incorporation)               File No.)                  I.D.  No.)


                             InsiderStreet.com, Inc.
                              4014 Blackburn Lane
                             Burtonsville, MD 20866
                             ----------------------
               (Address of principal executive offices)(Zip code)

Registrant's Telephone Number, including area code    (301)384-2400
                                                  ---------------------
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Item 3.  Bankruptcy or Receivership.

         On January 17, 2001, Hardware Street.Com Inc., a subsidiary of InsiderStreet.com filed for protection from creditors In the U.S. Bankruptcy Court in the District of Reno (Case No. 01- 30121). The bankruptcy was necessitated by HardwareStreet's declining financial position, the unwillingness of creditors to agree to an acceptable payment schedule and claims from creditors which were not disclosed to InsiderStreet when InsiderStreet acquired the outstanding common stock of HardwareStreet in July 2000.

Item 5.  Other events

         With the resignation of Raymond Miller, the company closed its corporate office in Tampa, Florida and moved its office to 4014 Blackburn Lane Burtonsville, Maryland which is the principal place of business of AMS Holdings, Inc.

Item 6.   Resignation of Registrant's Directors

         (a) On January 5, 2001, the Board of Directors received notice from Raymond Miller that he was resigning as an officer and director of the Company effective immediately. His letter was dated December 22, 2000 but was not received by the Board until January 5, 2001 at which time the Board accepted his resignation. Mr. Miller indicated that the reason for his resignation was for personal reasons.

         As a result of the resignation of Mr. Miller, Richard McClearn has assumed the role of acting president and chief executive officer of InsiderStreet.com. He remains its sole officer and director while continuing to serve as the sole officer and president and chief executive officer of AMS Systems, Inc.

Item 7.   Exhibits

        17  Letter re: Director Resignation
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

InsiderStreet.com, Inc.

BY:   /s/ Richard McClearn                       Dated: January 20, 2001
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       Richard McClearn, President